Exhibit 99.1


   Acadia Realty Trust Reports Third Quarter 2007 Operating Results


    NEW YORK--(BUSINESS WIRE)--Oct. 29, 2007--Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT"), today reported operating results for the quarter ended September 30, 2007. All per share amounts discussed below are on a fully diluted basis. In addition, all funds from operations ("FFO") amounts for 2007 are adjusted as discussed below.

    Third Quarter 2007 Highlights

    Earnings - 2007 third quarter FFO of $0.39 and EPS of $0.25

    -- Funds from operations ("FFO") per share of $0.39 for the third quarter 2007 compared to $0.30 for third quarter 2006 and FFO of $1.00 for the nine months ended September 30, 2007 compared to $0.88 for the nine months ended September 30, 2006

    -- Earnings per share ("EPS") for third quarter 2007 of $0.25 compared to $0.13 for third quarter 2006 and EPS of $0.55 for the nine months ended September 30, 2007 compared to $0.41 for the nine months ended September 30, 2006

    Retail portfolio performance

    -- For the third quarter, 2007 same store net operating income for the portfolio increased $0.3 million, or 2.2% compared to third quarter 2006

    -- September 30, 2007 occupancy at 93.8% representing an increase of 60 basis points from second quarter 2007

    Continued progress on external growth initiatives

    Fund III investment activity commences with agreements to purchase two properties:

    --  Sheepshead Bay in Brooklyn, New York

    --  Westport, Connecticut

    Third Quarter Operating Results

    For the quarter ended September 30, 2007, FFO, an accepted measure of REIT performance, was $13.1 million, or $0.39 per share, compared to $10.0 million, or $0.30 per share for the quarter ended September 30, 2006. FFO for 2007 is adjusted to include the extraordinary gain from the Company's RCP investments as discussed in Note 4 to the Financial Highlights included herein.

    Driving the quarterly growth were increases in revenues earned through the Company's investment fund platform in 2007. These increases were primarily from:

    --  Promote revenue received from Fund I

    --  Transactional and redevelopment-based fee revenues from Fund
        II

    --  Asset-based fee revenues from Fund III

    For the nine months ended September 30, 2007, FFO was $34.1 million or $1.00 per share compared to $29.9 million, or $0.88 per share for the nine months ended September 30, 2006. In addition to the increased revenues detailed above, the year-to-date increase also includes co-investment income from Acadia's RCP Venture investment in Albertson's received in the first quarter of 2007.

    EPS was $0.25 for the third quarter 2007 compared to $0.13 for the third quarter 2006 and $0.55 for the nine months ended September 30, 2007 compared to $0.41 for the nine months ended September 30, 2006. The increases in 2007 EPS were primarily attributable to the factors discussed above.

    Retail Portfolio Performance (includes pro-rata share of joint venture operating properties)

    Acadia's portfolio occupancy was 93.8% for the quarter ended September 30, 2007. This represents an increase of 60 basis points from 93.2% occupancy at June 30, 2007. For the quarter ended September 30, 2007, same store net operating income ("NOI") increased $0.3 million, or 2.2% from third quarter 2006. This was primarily due to retenanting activity at the Bloomfield Shopping Center with a Circuit City, for which rent commenced during September 2007. For the nine months ended September 30, 2007, NOI decreased approximately $0.2 million, or 0.6%, compared with the same period in 2006. The year-to-date result was adversely impacted by the settlement with tenants of prior year common area maintenance reimbursements during the first six months of 2007.

    During the third quarter of 2007, Acadia realized an average rent increase of 71% on a cash basis on new leases totaling 39,000 square feet representing 0.8% of the portfolio's gross leasable area. This increase was primarily due to the Circuit City lease discussed above. Renewal leases totaling 37,000 square feet had an average rent increase of 9% on a cash basis. Including the effect of the straight-lining of rents, the Company realized average rent increases of 94% and 15%, for new and renewal leases, respectively.

    Balance Sheet - Portfolio debt at 95% fixed-rate

    Acadia continues to maintain a solid financial position at September 30, 2007 as evidenced by the following:

    --  Fixed-charge coverage ratio of 3.4 to 1 for the third quarter
        2007

    --  Debt to total market capitalization of 33%

    -- Dividend payout ratio for the third quarter 2007 of 51% of FFO; year-to-date payout ratio is 59%

    -- Approximately $140 million available under existing credit facilities

    -- 95% of the Company's total mortgage debt is now fixed-rate, inclusive of long-term interest rate swaps and adjusted for its pro-rata share of consolidated joint venture debt

    Acadia Fund III - Investment Activity Commences

    During the second quarter 2007, Acadia announced the formation of its third discretionary investment fund, Acadia Strategic Opportunity Fund III LLC ("Fund III"). Fund III is capitalized with commitments of $500 million of discretionary institutional capital, which will enable the fund to acquire or develop approximately $1.5 billion of assets on a leveraged basis.

    During the third quarter, the Company signed a contract for what it expects will be its tenth New York Urban/Infill Redevelopment project with P/A Associates and one of its first Fund III acquisitions. The preliminary redevelopment plan for this project, located in Sheepshead Bay, Brooklyn, New York, is to demolish the existing site and develop up to 240,000 square feet of retail.

    The Company also signed a contract during the quarter for a second Fund III investment located in Westport, Connecticut. The Company expects to fully renovate this "Main Street" property to include up to 30,000 square feet of retail.

    New York Urban/Infill Redevelopment Progress

    During the quarter, the Company continued its progress in its New York Urban Infill Redevelopment portfolio. Currently, the portfolio consists of nine projects with over 2 million square feet. Included on page 33 of our quarterly supplement is a schedule of estimated timing, cost, square footage and anchor tenants of this pipeline. Highlights for the quarter were as follows:

    -- 216th Street in New York and Liberty Avenue in Ozone Park, Queens are complete.

    -- Two projects are currently under construction. Pelham Manor Shopping Center is expected to be completed during the second half of 2008 and Fordham Place is scheduled to be completed in the first half of 2009.

    -- During the quarter, MacFarlane Partners, the Company's partner at CityPoint (formerly known as Albee Square) and owner of the residential component of the project, contracted with Rose Associates to be its development partner.

    Outlook - Earnings Guidance Reaffirmed for Year End 2007

    The Company reaffirms its previously announced guidance for the year ending December 31, 2007 at the lower end of $1.30 to $1.35 FFO per share and $0.65 to $0.70 EPS.

    Management Comments

    Commenting on the results for the third quarter, Kenneth F. Bernstein, President and CEO, stated, "The third quarter was another solid quarter for Acadia as evidenced by our strong earnings growth, portfolio performance, financial ratios and favorable returns from our discretionary investment fund platform. As a result of our strong financial position and newly launched Fund III, we are well situated to capitalize on the opportunities arising from the current uncertainty and volatility in the marketplace."

    Investor Conference Call

    Management will conduct a conference call on Tuesday, October 30, 2007 at 2:00 PM ET to review the Company's earnings and operating results. The live conference call can be accessed by dialing 1-800-688-0796 (internationally 617-614-4070). The pass-code is
"Acadia". The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com. If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888), and the passcode will be 64741037. The phone replay will be available through Monday, November 5, 2007.

    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood/community shopping centers and mixed-use properties with retail components.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding our future earnings, estimates regarding the timing of completion of, and costs relating to, our real estate redevelopment projects. Factors that could cause our forward-looking statements to differ from our future results include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's most recent annual report on Form 10-K filed with the SEC on March 1, 2007 ("Form 10-K") and other periodic reports filed with the SEC, including risks related to: (i) the Company's reliance on revenues derived from major tenants;
(ii) the Company's limited control over joint venture investments;
(iii) the Company's partnership structure; (iv) real estate and the geographic concentration of our properties; (v) market interest rates;
(vi) leverage; (vii) liability for environmental matters;(viii) the Company's growth strategy; (ix) the Company's status as a REIT (x) uninsured losses and (xi) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company's website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                       Financial Highlights (1)
  For the Quarters and Nine Months ended September 30, 2007 and 2006
            (dollars in thousands, except per share data)

                    For the quarters ended   For the nine months ended
                         September 30,             September 30,

     Revenues          2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Minimum rents      $    18,825  $    16,549  $    55,583  $    49,804
Percentage rents           122          677          405          988
Expense
 reimbursements          3,651        3,699        9,646       10,763
Other property
 income                    475          235        1,009          691
Management fee
 income                  1,594        1,773        3,405        4,254
Interest income          2,590        2,324        7,682        5,977
Other                       --           --          165        1,141
                   ------------ ------------ ------------ ------------
     Total
      revenues          27,257       25,257       77,895       73,618
                   ------------ ------------ ------------ ------------
Operating expenses
Property operating       4,515        3,662       13,164       10,810
Real estate taxes        2,722        2,653        7,293        7,532
General and
 administrative          5,336        5,786       16,325       15,872
Depreciation and
 amortization            6,778        6,361       20,012       18,710
                   ------------ ------------ ------------ ------------
     Total
      operating
      expenses          19,351       18,462       56,794       52,924
                   ------------ ------------ ------------ ------------
Operating income         7,906        6,795       21,101       20,694
Equity in earnings
 of unconsolidated
 affiliates                545       (2,878)       4,258        3,120
Interest expense        (5,932)      (5,368)     (17,556)     (15,770)
Minority interest        4,959        4,223        6,660        3,482
                   ------------ ------------ ------------ ------------
Income from
 continuing
 operations before
 income taxes            7,478        2,772       14,463       11,526
Income taxes               191          638         (245)        (174)
                   ------------ ------------ ------------ ------------
Income from
 continuing
 operations              7,669        3,410       14,218       11,352
                   ------------ ------------ ------------ ------------


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                       Financial Highlights (1)
  For the Quarters and Nine Months ended September 30, 2007 and 2006
            (dollars in thousands, except per share data)


                    For the quarters ended   For the nine months ended
                         September 30,             September 30,
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Discontinued
 operations:
Operating income
 from discontinued
 operations                 27          726          355        2,010
Minority interest           --          (14)          (7)         (39)
                   ------------ ------------ ------------ ------------
Income from
 discontinued
 operations                 27          712          348        1,971
                   ------------ ------------ ------------ ------------
Net income before
 extraordinary
 item                    7,696        4,122       14,566       13,323
                   ------------ ------------ ------------ ------------

Extraordinary
 item:
Share of
 extraordinary
 gain from
 investment in
 unconsolidated
 affiliate               6,510           --       30,200           --
Minority interest       (5,208)          --      (24,167)          --
Income taxes              (508)          --       (2,356)          --
                   ------------ ------------ ------------ ------------
Income from
 extraordinary
 item                      794           --        3,677           --
                   ------------ ------------ ------------ ------------
Net income         $     8,490  $     4,122  $    18,243  $    13,323
                   ============ ============ ============ ============

 Net income per
  Common Share -
       Basic
Net income per
 Common Share -
 Continuing
 operations        $      0.24  $      0.11  $      0.43  $      0.35
Net income per
 Common Share -
 Discontinued
 operations                 --         0.02         0.01         0.06
Net income per
 Common Share -
 Extraordinary
 item                     0.02           --         0.11           --
                   ------------ ------------ ------------ ------------
Net income per
 Common Share      $      0.26  $      0.13  $      0.55  $      0.41
                   ============ ============ ============ ============
Weighted average
 Common Shares          32,966       32,513       32,885       32,497
                   ============ ============ ============ ============

 Net income per
  Common Share -
    Diluted (2)
Net income per
 Common Share -
 Continuing
 operations        $      0.23  $      0.11  $      0.43  $      0.35
Net income per
 Common Share -
 Discontinued
 operations                 --         0.02         0.01         0.06
Net income per
 Common Share -
 Extraordinary
 item                     0.02           --         0.11           --
                   ------------ ------------ ------------ ------------
Net income per
 Common Share      $      0.25  $      0.13  $      0.55  $      0.41
                   ============ ============ ============ ============
Weighted average
 Common Shares          33,316       32,836       33,278       32,805
                   ============ ============ ============ ============


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                       Financial Highlights (1)
  For the Quarters and Nine Months ended September 30, 2007 and 2006
            (dollars in thousands, except per share data)
      RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (3)


                    For the quarters ended   For the nine months ended
                         September 30,             September 30,
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Net income         $     8,490  $     4,122  $    18,243  $    13,323
Depreciation of
 real estate and
 amortization of
 leasing costs
 (net of minority
 interests' share)

   Wholly owned
    and
    consolidated
    affiliates           3,870        4,928       13,825       15,255

   Unconsolidated
    affiliates             349          397        1,337        1,247
Income
 attributable to
 minority interest
 in Operating
 Partnership               188           89          416          287

Distributions -
 Preferred OP
 Units                       5           63           18          188
Loss (gain) on
 sale (net of
 minority
 interests' share
 and income taxes)         241          394          241         (437)
Extraordinary item
 (net of minority
 interests' share
 and income taxes)        (794)          --       (3,677)          --
                   ------------ ------------ ------------ ------------

Funds from
 operations             12,349        9,993       30,403       29,863

Add back:
 Extraordinary
 item, net (4)             794           --        3,677           --
                   ------------ ------------ ------------ ------------
Funds from
 operations,
 adjusted for
 extraordinary
 item              $    13,143  $     9,993  $    34,080  $    29,863
                   ============ ============ ============ ============

   Funds from
  operations per
  share - Diluted

Weighted average
 Common Shares and
 OP Units (5)           33,979       33,815       33,965       33,791
                   ============ ============ ============ ============

Funds from
 operations,
 adjusted, per
 share             $      0.39  $      0.30  $      1.00  $      0.88
                   ============ ============ ============ ============


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                       Financial Highlights (1)
  For the Quarters and Nine Months ended September 30, 2007 and 2006
                        (dollars in thousands)
          RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
                           OPERATING INCOME

                    For the quarters ended   For the nine months ended
                         September 30,             September 30,
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------

Operating income   $     7,906  $     6,795  $    21,101  $    20,694

Add back:
   General
    and
    administrative       5,336        5,786       16,325       15,872
   Depreciation
    and
    amortization         6,778        6,361       20,012       18,710

Less:
   Management fee
    income              (1,594)      (1,773)      (3,405)      (4,254)
   Interest income      (2,590)      (2,324)      (7,682)      (5,977)

Straight line rent
 and other
 adjustments              (586)         238       (1,215)         160

                   ------------ ------------ ------------ ------------
Net property
 operating income  $    15,250  $    15,083  $    45,136  $    45,205
                   ============ ============ ============ ============


                  SELECTED BALANCE SHEET INFORMATION
                                                      As of
                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------

Cash and cash equivalents                   $     127,956 $    139,571
Rental property, at cost                          793,171      672,324
Total assets                                      934,995      851,692
Notes payable                                     488,993      435,192
Total liabilities                                 555,489      496,835


    Notes:

    (1) For additional information and analysis concerning the Company's results of operations, reference is made to the Company's Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company's website at www.acadiarealty.com.

    (2) Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

    (3) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and net operating income ("NOI") to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. In addition, NOI excludes interest expense. The Company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    (4) The extraordinary item represents the Company's share of estimated extraordinary gain related to its investment in Albertson's. The Albertson's entity has recorded an extraordinary gain in connection with the allocation of purchase price to assets acquired. The Company considers this as an investment in an operating business as opposed to real estate. Accordingly, all gains and losses from this investment are included in FFO which management believes provide a more accurate reflection of the operating performance of the Company.

    (5) In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 664 and 642 OP Units into Common Shares for the quarters ended September 30, 2007 and 2006, respectively, and 663 and 649 OP Units into Common Shares for the nine months ended September 30, 2007 and 2006, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 and 337 Common Shares for the quarters ended September 30, 2007 and 2006, respectively, and the conversion of Preferred OP Units into 81 and 337 Common Shares for the nine months ended September 30, 2007 and 2006, respectively.


    CONTACT: Acadia Realty Trust
             Media Relations:
             Debra Miley, 914-288-8140